UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2003

Paradigm Genetics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-30365	56-2047837
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

108 Alexander Drive, Research Triangle Park, North Carolina	27709
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (919) 425-3000

Item 7. Financial Statements and Exhibits.

(c) The following exhibits are furnished with this report:

Exhibit Number	Description

99.1	Press Release dated April 30, 2003.

Item 9. Regulation FD Disclosure.

The following information is furnished pursuant to Item 12, “Disclosure of Results of Operations and Financial Condition.”

On April 30, 2003, the Registrant issued a press release to report its financial results for the quarter ended March 31, 2003. A copy of the press release is attached to this current report on Form 8-K as Exhibit 99.1. The press release, discloses Increase/(Decrease) in Cash, Cash Equivalents, Short-Term and Long-Term Investments, that may be considered non-GAAP financial measures in certain circumstances. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles. In order to fully assess the Company’s liquidity position, management believes that the cash flow measure which includes Short-Term and Long-Term Investments is an appropriate measure for evaluating the Comnpnay’s liquidity, because this reflects all liquid resources available for strategic opportunities including, among others, to invest in the business and continue operating activities. However this measure should be considered in addition to, and not as a substitute, or superior to, cash flows, prepared in accordance with generally accepted accounting principles. The non-GAAP measure included in our press release have been reconciled to the nearest GAAP measure as is now required under new SEC rules regarding the use of non-GAAP financial measures.

As used herein, “GAAP” refers to accounting principles generally accepted in the United States.

In accordance with the procedural guidance in SEC Release No. 33-8216, the information in this Form 8-K and the Exhibit attached to this Form 8-K are being furnished under “Item 9. Regulation FD Disclosure” in satisfaction of the requirements of “Item 12. Disclosure of Results of Operations and Financial Condition.” This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARADIGM GENETICS, INC. (Registrant)

Date: April 30, 2003	/s/ PHILIP R. ALFANO
Philip R. Alfano Vice President, Finance and Chief Financial Officer

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EXHIBIT INDEX

Exhibit Number	Description	Sequential Page Number

99.1	The Registrant’s Press Release dated April 30, 2003	5

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